Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors
SBS Technologies, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus. The audit report covering June 30, 2003 financial statements refers to the Company’s adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, effective July 1, 2002.

KPMG LLP

Albuquerque, New Mexico
December 12, 2003